UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2025

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RPM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Craig S. Morford, Christopher L. Mapes and Julie A. Beck Appointed to the Board of Directors

On January 13, 2025, the Board of Directors (the “Board”) of RPM International Inc. (the “Company”) appointed Craig S. Morford, Christopher L. Mapes and Julie A. Beck to the Board. The appointments of Mr. Morford and Mr. Mapes are effective immediately. Ms. Beck’s term will commence on April 7, 2025.

Craig S. Morford

Mr. Morford rejoins the Board after previously serving as a member from 2013 to 2019. With a distinguished career spanning more than four decades, Mr. Morford recently retired as general counsel and corporate secretary at ExxonMobil Corporation (NYSE: XOM), where he led high-impact legal and compliance functions, including litigation, mergers and acquisitions, and environmental and regulatory affairs.

Prior to ExxonMobil, Mr. Morford served as chief legal and compliance officer for Cardinal Health, Inc. (NYSE: CAH). In 2007, Mr. Morford was appointed by President George W. Bush to serve as acting deputy attorney general, the culmination of a distinguished 20-year career with the U.S. Department of Justice, including service as U.S. attorney in Detroit, Michigan and Nashville, Tennessee. His leadership and breadth of experience in compliance, governance and risk management will provide valuable oversight as the Company continues to grow its global operations.

Mr. Morford earned his bachelor’s degree in economics from Hope College and a J.D. from Valparaiso University School of Law.

Christopher L. Mapes

Mr. Mapes is the former executive chair of Lincoln Electric (Nasdaq: LECO), a position he held from January 2024 until his retirement in December 2024. Prior to this, he served as chairman, president and CEO of Lincoln Electric where he drove record performance and positioned the company as an industry leader in automation and manufacturing innovation.

Prior to Lincoln Electric, Mr. Mapes served as an executive vice president of A.O. Smith Corporation (NYSE: AOS). With over 30 years of experience in industrial manufacturing and global growth initiatives, Mr. Mapes brings exceptional leadership and operational insight to the Board. He also serves on the boards of The Timken Company (NYSE: TKR), Nordson Corporation (Nasdaq: NDSN) and A.O. Smith Corporation. His strong operational acumen, coupled with his understanding of the challenges and opportunities in complex manufacturing environments, will be instrumental to the Company’s MAP (Margin Achievement Plan) initiatives.

Mr. Mapes holds a bachelor’s degree from Ball State University, a J.D. from University of Toledo, and an MBA from Kellogg School of Management, Northwestern University.

Julie A. Beck

Ms. Beck, who has been the senior vice president and chief financial officer of Terex Corporation (NYSE: TEX) since January 2022 and will depart Terex on April 1, 2025, will commence her term on the Board on April 7, 2025. With over 30 years of financial leadership experience across a variety of public and private organizations, Ms. Beck has built a reputation for driving growth through strategic planning, mergers and acquisitions, and digital transformations.

Prior to her role at Terex, Ms. Beck held executive-level positions at NOVA Chemicals, Joy Global and Temple-Inland, as well as serving on the board of Invacare Corporation. Her deep expertise in global finance, IT strategy and continuous improvement will enable Ms. Beck to provide valuable guidance as the Company advances its financial and operational strategies.

Ms. Beck earned a B.B.A. in accounting from the University of Wisconsin-Madison and is a certified public accountant.

Committee Service

Mr. Morford will serve on the Board’s Governance and Nominating Committee and Mr. Mapes will serve on the Board’s Compensation Committee. The Board anticipates that Ms. Beck will serve on the Board’s Audit Committee when her term commences on April 7, 2025.

Compensation, Indemnification Agreements and other Disclosures

The compensation that each of Mr. Morford, Mr. Mapes and Ms. Beck will receive for their service as Directors will be consistent with that of the Company’s other Directors who are not employees or consultants of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 22, 2024 under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

In connection with their appointment as Directors, the Company entered (with regard to Mr. Morford and Mr. Mapes) and will enter (with regard to Ms. Beck) into an indemnification agreement with each such Director. The indemnification agreements with Mr. Morford and Mr. Mapes are effective as of January 13, 2025, and the indemnification agreement with Ms. Beck will be effective as of April 7, 2025. Each such indemnification agreement is the same as the indemnification agreements the Company has entered into with each of its Directors and executive officers. The indemnification agreement requires the Company to indemnify each Director to the fullest extent permitted by law against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred in the defense or settlement of any civil, criminal, administrative or investigative action brought against the Director by reason of the Director’s relationship with the Company, including third-party claims and proceedings brought by or in the right of the Company, subject to certain exceptions. The rights provided to the Directors under their indemnification agreements are in addition to any other rights they may be entitled to under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, the General Corporation Law of the State of Delaware or otherwise. The description of the indemnification agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its Directors and executive officers was filed as Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 and is incorporated herein by reference.

There are no arrangements or understandings between any of Mr. Morford, Mr. Mapes or Ms. Beck and any other persons pursuant to which they were selected as Directors. There have been no transactions involving the Company or any of its subsidiaries in which any of Mr. Morford, Mr. Mapes or Ms. Beck has or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

Kirkland B. Andrews Retires from Board

As previously disclosed on July 25, 2024, Kirkland B. Andrews stepped down as a Director of the Company as planned at the conclusion of the Board’s regularly scheduled meeting on January 15, 2025.

Item 8.01	Other Events.

On January 13, 2025, the Company issued a press release announcing the appointment of Mr. Morford, Mr. Mapes and Ms. Beck to the Board. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01	Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement entered into by and between the Company and each of its Directors and Executive Officers, which is incorporated herein by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 (File No. 001-14187).

99.1	Press Release of the Company, dated January 13, 2025, announcing the appointment of Mr. Morford, Mr. Mapes and Ms. Beck to the Board.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date January 17, 2025

/s/ Tracy D. Crandall
Tracy D. Crandall Vice President, General Counsel, Chief Compliance Officer and Secretary